SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 20, 2004
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing
Exhibit 99.1	News Release dated July 20, 2004	Filed with this Report
Exhibit 99.2	Sector Statement of Income	Filed with this Report
Exhibit 99.3	Consolidated Statement of Income	Filed with this Report
Exhibit 99.4	Sector Balance Sheet	Filed with this Report
Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report
Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report
Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report
Exhibit 99.8	Investment Community Presentation	Filed with this Report
Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 12. Results of Operations and Financial Condition.

     Our news release dated July 20, 2004 and supplemental financial information, concerning second quarter 2004 financial results, filed as Exhibits 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct two conference calls on July 20, 2004 to review second quarter 2004 results.

     Don Leclair, Ford’s Group Vice President and Chief Financial Officer, will host a conference call with the investment community and the news media that will begin at 9:00 a.m. to review our second quarter 2004 results. Investors can access this conference call by dialing 800-599-9795 (617-786-2905 for international dial-in) or on the Internet at www.shareholder.ford.com. The passcode for both numbers is a verbal response of “Ford Earnings Call”.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, and David Cosper, Ford Motor Credit Company’s Vice Chairman and Chief Financial Officer, will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 800-599-9795 (617-786-2905 for international dial-in). The passcode for both numbers is a verbal response of “Ford Fixed Income”.

     Investors can access replays of these calls by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com or by dialing 888-286-8010 (617-801-6888 for international dial-in), passcode 29481628 for the 9:00 a.m. call and passcode 55865600 for the 11:00 a.m. call. The times referenced above are Eastern Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures include financial results excluding special items and operating-related cash flows in respect of our Automotive sector, and managed leverage and credit loss ratios in respect of our subsidiary, Ford Motor Credit Company (“Ford Credit”). Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Operating-related Cash Flows. The exhibits discuss our operating-related cash flows before contributions to trusts to fund pension and health care obligations and before tax refunds for the second quarter and first half of 2004 and our milestone for operating-related cash flow for 2004. The exhibits indicate that we had positive operating cash flow before contributions and tax refunds of $0.1 billion for the second quarter of 2004 and $2.4 billion for the first half of 2004. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. Slide 17 of Exhibit 99.8 and the appendix (pages 13 and 14 of 14) to Exhibit 99.8 combine to provide a reconciliation of our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading was $1.0 billion for the second quarter of 2004 and $3.6 billion for the first half of 2004. We believe the non-GAAP operating cash flow before contributions and tax refunds measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the cash generated by our operations.

     Financial Results Excluding Special Items. The exhibits discuss second quarter and first half 2004 pre-tax profits excluding special items for our Automotive sector and each of our primary operating segments and business units within the Automotive sector. The most directly comparable financial measure calculated and presented in accordance with GAAP to this measure is pre-tax profits including the special items. We believe that pre-tax profits excluding special items is useful to investors because it excludes elements that we do not consider to be indicative of earnings from our on-going operating activities. As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations. Slide 3 to Exhibit 99.8 includes a list of the special items and their impact on our second quarter 2004 results and appendix page 2 of 14 includes a list of the special items and their impact on our first half 2004 results. The table below sets forth the pre-tax profits for our Automotive sector, each of the operating segments and business units within our Automotive sector, and our Financial Services sector, both including and excluding the special items for the second quarter of 2004.

2003 — 2004 SECOND QUARTER PRE-TAX RESULTS

	Pre-Tax Profits				Pre-Tax Profits
	(Incl. Special Items)		Special Items		(Excl. Special Items)
	2003	2004	2003	2004	2003	2004
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
North America	$445	$335	$—	$(120)	$445	$455
South America	(69)	22	—	—	(69)	22

Total Americas	$376	$357	$—	$(120)	$376	$477

Europe	$(525)	$191	$—	$(20)	$(525)	$211
P.A.G.	166	(362)	—	—	166	(362)

Total Europe / P.A.G.	$(359)	$(171)	$—	$(20)	$(359)	$(151)

Asia Pacific and Africa	$(28)	$(5)	$—	$—	$(28)	$(5)
Mazda & Assoc. Operations	45	60	—	—	45	60

Total AP and Africa / Mazda	$17	$55	$—	$—	$17	$55

Other Automotive	(31)	(298)	—	—	(31)	(298)

Total Automotive	$3	$(57)	$—	$(140)	$3	$83

Financial Services	715	1,559	—	—	715	1,559

Total Company	$718	$1,502	$—	$(140)	$718	$1,642

     Managed Leverage. The exhibits discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. The appendices to the exhibits contain a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. The appendices indicate that Ford Credit’s financial statement and managed leverage at June 30, 2004 were 11.4 and 12.7 to 1, respectively. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as on a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in off-balance sheet securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. Exhibit 99.9 discusses Ford Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. Exhibit 99.9 indicates that Ford Credit’s total on-balance sheet credit loss ratio was 1.07% (including credit losses on reacquired receivables) and was 1.03% (excluding credit losses on reacquired receivables) for the second quarter of 2004. Exhibit 99.9 further indicates that Ford Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease business was 1.21% (including credit losses on reacquired receivables) and was 1.13% (excluding credit losses on reacquired receivables) for the second quarter of 2004. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables. We believe that the use of the non-GAAP on-balance sheet credit loss ratio is useful to investors because it provides a more complete representation of our actual on-balance sheet credit loss experience.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: July 20, 2004	By:	/s/ Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description
Exhibit 99.1	News Release dated July 20, 2004
Exhibit 99.2	Sector Statement of Income
Exhibit 99.3	Consolidated Statement of Income
Exhibit 99.4	Sector Balance Sheet
Exhibit 99.5	Consolidated Balance Sheet
Exhibit 99.6	Condensed Sector Statement of Cash Flows
Exhibit 99.7	Condensed Consolidated Statement of Cash Flows
Exhibit 99.8	Investment Community Presentation
Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

NEWS

Contact:	Media: Becky Bach 1.313.594.4410 bbach1@ford.com	Investment Community: Raj Modi 1.313.323.8221 fordir@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinfo@ford.com	Media Information Center: 1.800.665.1515 or 1.313.621.0504 media@ford.com

IMMEDIATE RELEASE

FORD ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

•	Net income of 57 cents per share, or $1.2 billion.

•	Earnings from continuing operations of 61 cents per share, excluding special items.

•	Financial Services sector pre-tax profit of $1.6 billion, up $800 million from a year ago.

•	Ford Europe pre-tax profit of $211 million, an improvement of more than $700 million compared with the second quarter 2003.

•	Full-year earnings guidance increased by 15 cents to a range of $1.80 to $1.90 per share from continuing operations, excluding special items.

DEARBORN, Mich., July 20 — Ford Motor Company [NYSE: F] today reported net income of 57 cents per share, or $1.2 billion, for the second quarter of 2004. This compares with net income of 22 cents per share, or $417 million, in the second quarter of 2003.

Ford’s second-quarter earnings from continuing operations, excluding special items, were 61 cents per share, or $1.3 billion. This result exceeds the First Call consensus estimate of 50 cents per share.

Ford’s total sales and revenue in the second quarter rose to $42.8 billion from $40.6 billion in the year-ago period.

     Go to http://media.ford.com for news releases and high-resolution photographs.

“I am pleased that we continue to make solid progress in this extremely competitive environment,” said Bill Ford, chairman and chief executive officer. “Although the remainder of the year includes many challenges, we’ll generate lots of excitement with the introduction of new products such as the Ford Five Hundred, Freestyle and Escape Hybrid, the Land Rover Discovery/LR3 and the new Ford Focus in Europe.”

Additional product introductions for the rest of the year include Ford F-Series Super Duty, GT and Mustang as well as Mercury Mariner and Montego.

AUTOMOTIVE SECTOR

On a pre-tax basis, Ford’s worldwide automotive sector reported a loss of $57 million during the second quarter of 2004. Excluding special items of $140 million, worldwide automotive profit in the second quarter was $83 million, an $80 million improvement over the same period a year ago. The special items included a $120 million charge in North America related to the restructuring and revaluation of our investment in Ballard Power Systems [NASDAQ: BLDP; TSX: BLD], a leading fuel cell manufacturer, and $20 million for the completion of restructuring in Ford Europe.

Worldwide automotive sales for the second quarter rose to $36.7 billion from $34.1 billion in the same period last year. Worldwide vehicle-unit sales in the quarter were 1,748,000, up from 1,718,000 a year ago.

Automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets on June 30, 2004 were $26.8 billion, up from $26.5 billion at the end of the first quarter.

THE AMERICAS

For the second quarter, the Americas reported a pre-tax profit of $477 million, excluding special items, up $101 million from the same period a year ago.

     Go to http://media.ford.com for news releases and high-resolution photographs.

North America: Ford’s North America automotive pre-tax profit for the second quarter was $455 million, excluding special items, up $10 million from a year ago. The increase primarily reflected improved vehicle mix and favorable net pricing, partially offset by lower volumes and the non-recurrence of favorable 2003 warranty reserve adjustments. Sales were $20.5 billion, down from $20.7 billion in the same period a year ago.

South America: Ford’s South America operations reported a second-quarter pre-tax profit of $22 million, a $91 million improvement from the 2003 second quarter. The improvement primarily reflected favorable pricing and higher vehicle volumes, partially offset by higher material costs. Sales improved to $665 million from $435 million in the same period a year ago.

FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)

The 2004 second-quarter combined pre-tax loss for Ford Europe and PAG was $151 million, excluding special items, compared with a loss of $359 million for the year-ago period, a year-over-year improvement of $208 million.

Ford Europe: Ford Europe’s second-quarter pre-tax profit was $211 million, excluding special items, compared with a pre-tax loss of $525 million during the 2003 period. The improvement of more than $700 million primarily reflected higher volumes and lower costs. Ford Europe’s sales in the second quarter were $6.7 billion, compared with $5.2 billion during the second quarter of 2003.

Premier Automotive Group: PAG reported a pre-tax loss of $362 million for the second quarter, compared with a pre-tax profit of $166 million for the second quarter of 2003. The decline in results primarily reflected unfavorable exchange rates, higher costs including the effects of product changeovers, unfavorable mix and lower net pricing. Second-quarter sales for PAG were $6.9 billion, compared with $6.4 billion a year ago.

     Go to http://media.ford.com for news releases and high-resolution photographs.

FORD ASIA-PACIFIC, AFRICA, MAZDA AND ASSOCIATED OPERATIONS

The 2004 second-quarter combined pre-tax profit for Ford Asia-Pacific, Africa, Mazda and Associated Operations was $55 million, compared with $17 million for the year-ago period, a year-over-year improvement of $38 million.

Ford Asia-Pacific and Africa: For the second quarter of 2004, Ford Asia-Pacific and Africa reported a combined pre-tax loss of $5 million, an improvement of $23 million from the same period a year ago. The improvement primarily reflected favorable exchange rates and stronger volume and mix, partially offset by higher costs and unfavorable net pricing. Sales rose to $1.9 billion, compared with $1.4 billion during the second quarter of 2003.

Mazda and Associated Operations: During the second quarter of 2004, Ford’s share of Mazda and Associated Operations was a combined pre-tax profit of $60 million, compared with $45 million a year ago.

FORD CREDIT

Ford Motor Credit Company reported record net income of $897 million in the second quarter of 2004, up $496 million from $401 million a year earlier. On a pre-tax basis from continuing operations, Ford Credit earned $1.4 billion in the second quarter, compared with $661 million in the previous year. The increase in earnings primarily reflected continued improved credit loss performance, higher used vehicle prices and the favorable impact of the low interest rate environment.

HERTZ

Hertz reported a pre-tax profit of $144 million in the second quarter compared with a $57 million profit during the same period a year ago. The improvement primarily reflected higher rental car volume in leisure and commercial segments, higher profit from the disposal of used vehicles and equipment sales, and favorable cost performance. The improvements were partially offset by lower pricing in highly competitive car rental markets worldwide.

     Go to http://media.ford.com for news releases and high-resolution photographs.

OUTLOOK

“When you look at our second-quarter results you see continued strong performance in Financial Services and significant progress at Ford Europe, where actions we took last year have begun to pay off,” said Chief Financial Officer Don Leclair. “Looking forward, we remain dedicated to achieving our financial milestones in this competitive marketplace and continuing to improve our balance sheet.”

For the third quarter of 2004, Ford expects to earn in a range of breakeven to 5 cents per share from continuing operations, excluding special items.

Ford is increasing its full-year earnings guidance by 15 cents per share to a range of $1.80 to $1.90 per share from continuing operations, excluding special items. The increase primarily reflects the strong performance of the company’s Financial Services sector. Special items, which are presently estimated to reduce full-year earnings by 8 cents per share, are expected to consist primarily of the restructuring and revaluation of our Ballard investment and completed European restructuring actions.

Investors and media can hear a review of second quarter results by Don Leclair via conference call at 800-599-9795 (617-786-2905 for international dial-in) with a verbal passcode of “Ford Earnings Call” or on the Internet at http://www.shareholder.ford.com. Supporting presentation material will be available at the same Internet address. The presentation will begin at 9:00 a.m. EDT, July 20.

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures and distributes automobiles in 200 markets across six continents. With more than 327,000 employees worldwide, the company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz.

- # # # -

     Go to http://media.ford.com for news releases and high-resolution photographs.

Statements included herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	changes in interest rates;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in any significant market;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	credit rating downgrades;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

     Go to http://media.ford.com for news releases and high-resolution photographs.

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended June 30, 2004 and 2003
(in millions, except per share amounts)

	Second Quarter		First Half
	2004	2003	2004	2003
	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$36,719	$34,142	$75,563	$68,301
Costs and expenses
Cost of sales	33,834	31,660	67,905	62,715
Selling, administrative and other expenses	2,842	2,456	5,590	4,754

Total costs and expenses	36,676	34,116	73,495	67,469

Operating income/(loss)	43	26	2,068	832

Interest income	128	134	245	282
Interest expense	312	229	704	542

Net interest income/(expense)	(184)	(95)	(459)	(260)
Equity in net income/(loss) of affiliated companies	84	72	140	93

Income/(loss) before income taxes – Automotive	(57)	3	1,749	665

FINANCIAL SERVICES
Revenues	6,083	6,440	11,930	13,096
Costs and expenses
Interest expense	1,422	1,598	2,872	3,242
Depreciation	1,661	2,255	3,392	4,808
Operating and other expenses	1,259	1,193	2,471	2,381
Provision for credit and insurance losses	182	679	553	1,272

Total costs and expenses	4,524	5,725	9,288	11,703

Income/(loss) before income taxes – Financial Services	1,559	715	2,642	1,393

TOTAL COMPANY
Income/(loss) before income taxes	1,502	718	4,391	2,058
Provision for/(benefit from) income taxes	268	194	1,097	531

Income/(loss) before minority interests	1,234	524	3,294	1,527
Minority interests in net income/(loss) of subsidiaries	72	98	157	200

Income/(loss) from continuing operations	1,162	426	3,137	1,327
Income/(loss) from discontinued/held-for-sale operations	3	(9)	(20)	(14)

Net income/(loss)	$1,165	$417	$3,117	$1,313

Average number of shares of Common and Class B Stock outstanding	1,831	1,832	1,832	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.64	$0.23	$1.72	$0.72
Income/(loss) from discontinued/held-for-sale operations	—	—	(0.01)	—

Net income/(loss)	$0.64	$0.23	$1.71	$0.72

Diluted income/(loss)
Income/(loss) from continuing operations	$0.57	$0.22	$1.52	$0.67
Income/(loss) from discontinued/held-for-sale operations	—	—	(0.01)	—

Net income/(loss)	$0.57	$0.22	$1.51	$0.67

Cash dividends	$0.10	$0.10	$0.20	$0.20

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2004 and 2003
(in millions, except per share amounts)

	Second Quarter		First Half
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$36,719	$34,142	$75,563	$68,301
Financial Services revenue	6,083	6,440	11,930	13,096

Total sales and revenues	42,802	40,582	87,493	81,397
Automotive interest income	128	134	245	282
Costs and expenses
Cost of sales	33,834	31,660	67,905	62,715
Selling, administrative and other expenses	5,762	5,904	11,453	11,943
Interest expense	1,734	1,827	3,576	3,784
Provision for credit and insurance losses	182	679	553	1,272

Total costs and expenses	41,512	40,070	83,487	79,714
Automotive equity in net income/(loss) of affiliated companies	84	72	140	93

Income/(loss) before income taxes	1,502	718	4,391	2,058
Provision for/(benefit from) income taxes	268	194	1,097	531

Income/(loss) before minority interests	1,234	524	3,294	1,527
Minority interests in net income/(loss) of subsidiaries	72	98	157	200

Income/(loss) from continuing operations	1,162	426	3,137	1,327
Income/(loss) from discontinued/held-for-sale operations	3	(9)	(20)	(14)

Net income/(loss)	$1,165	$417	$3,117	$1,313

Average number of shares of Common and Class B Stock outstanding	1,831	1,832	1,832	1,832

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.64	$0.23	$1.72	$0.72
Income/(loss) from discontinued/held-for-sale operations	—	—	(0.01)	—

Net income/(loss)	$0.64	$0.23	$1.71	$0.72

Diluted income/(loss)
Income/(loss) from continuing operations	$0.57	$0.22	$1.52	$0.67
Income/(loss) from discontinued/held-for-sale operations	—	—	(0.01)	—

Net income/(loss)	$0.57	$0.22	$1.51	$0.67

Cash dividends	$0.10	$0.10	$0.20	$0.20

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$5,937	$5,427
Marketable securities	11,537	10,749
Loaned securities	5,317	5,667

Total cash, marketable and loaned securities	22,791	21,843
Receivables, net	3,016	2,721
Inventories	10,614	9,181
Deferred income taxes	3,083	3,225
Other current assets	8,166	6,839

Total current assets	47,670	43,809
Equity in net assets of affiliated companies	1,897	1,930
Net property	40,680	41,993
Deferred income taxes	10,640	12,092
Goodwill and other intangible assets	6,187	6,254
Assets of discontinued/held-for-sale operations	2	68
Other assets	15,417	14,495

Total Automotive assets	122,493	120,641

Financial Services
Cash and cash equivalents	9,711	16,343
Investments in securities	1,156	1,123
Finance receivables, net	108,459	110,893
Net investment in operating leases	32,412	31,859
Retained interest in sold receivables	16,396	13,017
Goodwill and other intangible assets	999	1,008
Assets of discontinued/held-for-sale operations	385	388
Other assets	12,067	17,292
Receivable from Automotive	3,016	3,356

Total Financial Services assets	184,601	195,279

Total assets	$307,094	$315,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$15,947	$15,289
Other payables	3,547	2,942
Accrued liabilities	35,415	32,171
Debt payable within one year	760	1,806
Current payable to Financial Services	598	124

Total current liabilities	56,267	52,332
Senior debt	12,987	13,832
Subordinated debt	5,155	5,155

Total long-term debt	18,142	18,987
Other liabilities	43,184	45,104
Deferred income taxes	1,652	2,352
Liabilities of discontinued/held-for-sale operations	21	94
Payable to Financial Services	2,418	3,232

Total Automotive liabilities	121,684	122,101
Financial Services
Payables	2,385	2,189
Debt	149,199	159,011
Deferred income taxes	11,010	11,061
Other liabilities and deferred income	8,379	9,211
Liabilities of discontinued/held-for-sale operations	91	37

Total Financial Services liabilities	171,064	181,509

Minority interests	785	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,341	5,374
Accumulated other comprehensive income/(loss)	(1,209)	(414)
Treasury stock	(1,761)	(1,749)
Earnings retained for use in business	11,171	8,421

Total stockholders’ equity	13,561	11,651

Total liabilities and stockholders’ equity	$307,094	$315,920

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Cash and cash equivalents	$15,648	$21,770
Marketable securities	12,693	11,872
Loaned securities	5,317	5,667
Receivables, net	3,016	2,721
Finance receivables, net	108,459	110,893
Net investment in operating leases	32,412	31,859
Retained interest in sold receivables	16,396	13,017
Inventories	10,614	9,181
Equity in net assets of affiliated companies	2,867	2,959
Net property	42,325	43,598
Deferred income taxes	3,242	7,389
Goodwill and other intangible assets	7,186	7,262
Assets of discontinued/held-for-sale operations	387	456
Other assets	33,051	35,950

Total assets	$293,613	$304,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$21,879	$20,420
Accrued liabilities	32,773	29,591
Debt	168,101	179,804
Other liabilities and deferred income	51,566	53,899
Deferred income taxes	4,836	8,439
Liabilities of discontinued/held-for-sale operations	112	131

Total liabilities	279,267	292,284

Minority interests	785	659

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,341	5,374
Accumulated other comprehensive income/(loss)	(1,209)	(414)
Treasury stock	(1,761)	(1,749)
Earnings retained for use in business	11,171	8,421

Total stockholders’ equity	13,561	11,651

Total liabilities and stockholders’ equity	$293,613	$304,594

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2004 and 2003
(in millions)

	First Half 2004		First Half 2003
		Financial		Financial
	Automotive	Services	Automotive	Services
	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$5,427	$16,343	$5,157	$7,064

Cash flows from operating activities before securities trading	3,592	9,850	5,741	8,403
Net sales/(purchases) of trading securities	(392)	(31)	10	(380)

Net cash flows from operating activities	3,200	9,819	5,751	8,023

Cash flows from investing activities
Capital expenditures	(2,601)	(189)	(3,415)	(118)
Acquisitions of receivables and lease investments	—	(33,037)	—	(28,920)
Collections of receivables and lease investments	—	23,156	—	18,800
Net acquisitions of daily rental vehicles	—	(2,902)	—	(1,545)
Purchases of securities	(5,593)	(433)	(4,255)	(319)
Sales and maturities of securities	5,312	391	2,093	376
Proceeds from sales of receivables and lease investments	—	5,370	—	13,573
Proceeds from sale of businesses	125	—	77	204
Repayment of debt from discontinued operations	—	—	—	1,421
Net investing activity with Financial Services	1,832	—	1,867	—
Cash paid for acquisitions	(30)	—	—	—
Other	17	50	489	(38)

Net cash (used in)/provided by investing activities	(938)	(7,594)	(3,144)	3,434

Cash flows from financing activities
Cash dividends	(366)	—	(366)	—
Net sales/(purchases) of Common Stock	(101)	—	(3)	—
Changes in short-term debt	(267)	8,679	(113)	(2,340)
Proceeds from issuance of other debt	289	7,542	825	7,720
Principal payments on other debt	(1,729)	(22,672)	(548)	(12,395)
Net financing activity with Automotive	—	(1,832)	—	(1,867)
Other	(15)	8	(5)	48

Net cash (used in)/provided by financing activities	(2,189)	(8,275)	(210)	(8,834)

Effect of exchange rate changes on cash	(37)	(108)	175	240
Net transactions with Automotive/Financial Services	474	(474)	(267)	267

Net increase/(decrease) in cash and cash equivalents	510	(6,632)	2,305	3,130

Cash and cash equivalents at June 30	$5,937	$9,711	$7,462	$10,194

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2004 and 2003
(in millions)

	First Half
	2004	2003
	(unaudited)
Cash and cash equivalents at January 1	$21,770	$12,221

Cash flows from operating activities before securities trading	13,442	14,144
Net sales/(purchases) of trading securities	(423)	(370)

Net cash flows from operating activities	13,019	13,774

Cash flows from investing activities
Capital expenditures	(2,790)	(3,533)
Acquisitions of receivables and lease investments	(33,037)	(28,920)
Collections of receivables and lease investments	23,156	18,800
Net acquisitions of daily rental vehicles	(2,902)	(1,545)
Purchases of securities	(6,026)	(4,574)
Sales and maturities of securities	5,703	2,469
Proceeds from sales of receivables and lease investments	5,370	13,573
Proceeds from sale of businesses	125	281
Repayment of debt from discontinued operations	—	1,421
Cash paid for acquisitions	(30)	—
Other	67	451

Net cash (used in)/provided by investing activities	(10,364)	(1,577)

Cash flows from financing activities
Cash dividends	(366)	(366)
Net sales/(purchases) of Common Stock	(101)	(3)
Changes in short-term debt	8,412	(2,453)
Proceeds from issuance of other debt	7,831	8,545
Principal payments on other debt	(24,401)	(12,943)
Other	(7)	43

Net cash (used in)/provided by financing activities	(8,632)	(7,177)

Effect of exchange rate changes on cash	(145)	415

Net increase/(decrease) in cash and cash equivalents	(6,122)	5,435

Cash and cash equivalents at June 30	$15,648	$17,656

EXHIBIT 99.8

SECOND QUARTER 2004 EARNINGS REVIEW JULY 20, 2004

TOTAL COMPANY SECOND QUARTER 2004 SUMMARY Earnings per share of $0.61 from continuing operations, excluding special items, and net income of $0.57 per share Record earnings at Ford Credit Strong profit improvement in Europe North America and South America both profitable; North American market continues to be difficult P.A.G. loss disappointing Continued strong automotive liquidity

Earnings Per Share Net Income $ 0.57 $0.35 $ 1.51 $ 0.84 Continuing Ops. -- Excl. Special Items 0.61 0.39 1.57 0.90 After-Tax Profits (Mils.) Net Income $1,165 $ 748 $3,117 $1,804 Continuing Ops. -- Excl. Special Items 1,253 827 3,236 1,909 Memo: Tax Rate 20% 15 Pts. 26% 1 Pt. Pre-Tax Profits (Mils.) Incl. Special Items $1,502 $ 784 $4,391 $2,333 Excl. Special Items 1,642 924 4,543 2,485 Revenue (Bils.) Total Sales and Revenue $ 42.8 $ 2.2 $ 87.5 $ 6.1 Automotive Sales 36.7 2.6 75.5 7.2 Vehicle Unit Sales (000) 1,748 30 3,533 109 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $ 26.8 $ (1.9) $ 26.8 $ (1.9) Net of Senior Debt 13.1 (1.1) 13.1 (1.1) Operating-Related Cash Flow*** 0.1 (0.7) 2.4 0.6 TOTAL COMPANY SECOND QUARTER AND FIRST HALF RESULTS 2004 B / (W) 2003 Second Quarter * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 17 for calculation and Appendix (page 13 of 14) for reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see Slide 17 for calculation and Appendix (pages 13 and 14 of 14) for reconciliation to GAAP 2004 B / (W) 2003 First Half

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED WITH NET INCOME After-Tax Profits (Mils.) Second Quarter 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix (page 1 of 14) for calculation ** Less than $0.01 Income from Continuing Operations Excluding Special Items $ 1,642 $1,253 $ 0.61 $ 1.57 Special Items - European Restructuring $ (20) $ (13) $ 0 $(0.01) - Fuel Cell Technology Restructuring (120) (78) (0.04) (0.04) - Disposition of Non-Core Businesses - - - 0 ** Income from Continuing Operations $1,502 $1,162 $ 0.57 $ 1.52 Discontinued Operations - 3 0 (0.01) Net Income $1,502 $1,165 $ 0.57 $ 1.51 Pre-Tax Profits (Mils.) Memo: 1st Half Earnings Per Share

TOTAL COMPANY SECOND QUARTER 2004 PROFITS BY SECTOR * Excluding special items; see Appendix (page 3 of 14) for reconciliation to GAAP Memo: B / (W) 2003 $924 $80 $844 Total Auto Fin Svcs 2Q 1642 83 1559 Financial Services Automotive $83 $1,559 Pre-Tax Profits (Mils.)* $1,642 Total

AUTOMOTIVE SECTOR 2004 SECOND QUARTER PRE-TAX PROFITS COMPARED WITH 2003 SECOND QUARTER * Excluding special items; see Appendix (page 3 of 14) for reconciliation to GAAP Pre-Tax Profits (Bils.)* 2003 2004 Volume Pricing Cost Exchange Other 0 0.1 0.4 0.2 0 -0.2 -0.3 $0.2 $0.4 Net Pricing Cost Performance $0 Volume / Mix 2004 $0.1 2003 $0 $(0.2) Exchange $0.1 $(0.3) Net Interest / Other

AUTOMOTIVE SECTOR FIRST HALF COST PERFORMANCE Quality Mfg. Eng Overhead Net Product D&A Pension -0.1 0.4 0.4 0.2 -0.3 0 2004 Costs B / (W) 2003 (Bils.)* Net Product Costs Quality Related Pension / Healthcare Deprec. / Amort. Mfg. / Engrg. Overhead * At constant volume, mix, and exchange; excluding special items Total $0.6 Bils. $(0.1) $0.4 $0.2 $0 $(0.3) $0.4 Memo: Second Qtr. $(0.3) $0.2 $0.2 $0.1 $(0.2) $0

AUTOMOTIVE SECTOR SECOND QUARTER 2004 PROFITS / (LOSS) BY SEGMENT Memo: B / (W) 2003 $80 $101 $208 $38 $(267) * Excluding special items; see Appendix (page 3 of 14) for reconciliation to GAAP WW Americas Eur / PAG AP Mazda Other 2Q 83 477 -151 55 -298 Worldwide Other Automotive Americas $83 $(298) $477 Pre-Tax Profits / (Loss) -- (Mils.)* $(151) Europe / P.A.G. $55 Asia Pacific & Africa / Mazda

AUTOMOTIVE SECTOR -- NORTH AMERICA SECOND QUARTER KEY METRICS -- 2004 vs. 2003 2002 2003 Revenue 20.7 20.5 2004 2003 $20.5 $20.7 Revenue (Bils.)* 2002 2003 Vehicle Unit Sales 982 919 2004 2003 919 982 Vehicle Unit Sales (000) 2002 2003 PBT 445 455 $445 2004 2003 Pre-Tax Profits (Mils.)** Memo: U.S. Market Share 19.3% 18.1% * 2004 includes effect of FIN46 ** Excluding special items; see Appendix (page 3 of 14) for reconciliation to GAAP $455

1H02 1H03 1H04 Net Rev 20726 21392 21835 2002 First Half Per Unit Revenue* 2003 2004 * Excluding FIN46 ** See Appendix (page 6 of 14) for reconciliation to GAAP $21,392 $20,726 2Q02 2Q03 2Q04 Net Rev 20613 21077 21833 2002 2003 2004 $21,077 $20,613 Second Qtr. Per Unit Revenue* $21,833 $22,250 Memo: Incl. FIN46 $20,613 $21,077 $22,308 $20,726 $21,392 $22,659 Net Pricing 1.2%** Net Pricing 1.2% $756 $858 AUTOMOTIVE SECTOR -- NORTH AMERICA PER UNIT REVENUE

AUTOMOTIVE SECTOR - NORTH AMERICA U.S. MARKET SHARE CHANGE BY BUSINESS SEGMENT* Total Rental Other Retail East -1.2 -3.6 -1.4 -1 (1.2) Pts. (3.6) Pts. (1.4) Pts. (1.0) Pts. Share of Industry Share of Segment Ford and Lincoln Mercury First Half 2004 Compared With Year Ago (Pct. Pts.) Segment Share of Industry 13.3% 6.9% 79.8% - O / (U) Year Ago 1.7 Pts. 0.2 Pts. (1.9) Pts. Total Rental Other Fleet Retail * Source: Polk Registrations Memo: Retail Car (0.8) Truck (0.2) Total (1.0)

AUTOMOTIVE SECTOR -- SOUTH AMERICA SECOND QUARTER KEY METRICS -- 2004 vs. 2003 2002 2003 Revenue 0.3 0.6 2004 2003 $0.7 $0.4 Revenue (Bils.) 2002 2003 Vehicle Unit Sales 49 67 2004 2003 67 49 Vehicle Unit Sales (000) 2002 2003 PBT -31 22 $(69) 2004 2003 Pre-Tax Profits (Mils.) $22 Memo: Brazil Mkt. Share 11.7% 11.1%

AUTOMOTIVE SECTOR -- EUROPE SECOND QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 2nd Qtr East 5 6.7 2004 2003 $6.7 $5.2 Revenue (Bils.)* 2002 2003 407 453 2004 2003 453 407 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -525 211 $(525) 2004 2003 Pre-Tax Profits (Mils.)** $211 Memo: Market Share 8.5% 8.6% * 2004 includes effect of FIN46 ** Excluding special items; see Appendix (page 3 of 14) for reconciliation to GAAP

AUTOMOTIVE SECTOR -- EUROPE FIRST HALF VEHICLE VOLUMES Wholesales* 19 Markets 383 396 375 Turkey 23 41 11 Other European / Direct Markets 15 24 16 Outside Sales 10 11 13 Total Wholesales 431 472 415 Net Deferred Sales (8) (19) (8) Total Vehicle Unit Sales 423 453 407 * See Appendix (page 7 of 14) for Europe market definitions 2nd Qtr. (000) 1st Qtr. (000) 2nd Qtr. (000) 2004 Memo: 2003

AUTOMOTIVE SECTOR -- P.A.G. SECOND QUARTER KEY METRICS -- 2004 vs. 2003 1st Qtr 1st Qtr East 6.4 6.9 2004 2003 $6.9 $6.4 Revenue (Bils.) 2002 2003 197 201 2004 2003 201 197 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East 166 -362 $166 2004 2003 Pre-Tax Profits (Mils.) $(362) Memo: U.S. Mkt. Share 1.3% 1.3 % Eur. Mkt. Share 2.2 2.4

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA / MAZDA SECOND QUARTER 2004 PROFITS / (LOSS) Memo: B / (W) 2003 $38 $23 $15 Pre-Tax Profits (Mils.) Asia Pacific and Africa / Mazda Asia Pacific and Africa Mazda and Assoc. Operations AP and A/M AP & Af Mazda & Asia Pacific Other 2Q 55 -5 60 28 54 $55 $60 $(5)

AUTOMOTIVE SECTOR -- ASIA PACIFIC AND AFRICA SECOND QUARTER KEY METRICS -- 2004 vs. 2003 2003 2004 Revenue 1.3 1.9 2004 2003 $1.9 $1.4 Revenue (Bils.) 2002 2003 Vehicle Unit Sales 82 108 2004 2003 108 83 Vehicle Unit Sales (000) 2002 2003 PBT -25 -5 2004 2003 Pre-Tax Profits (Mils.) $(28) $(5)

AUTOMOTIVE SECTOR 2004 SECOND QUARTER CASH* 2nd Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets June 30, 2004 $26.8 $26.8 March 31, 2004 / December 31, 2003 26.5 25.9 Change in Gross Cash $ 0.3 $ 0.9 Operating-Related Cash Flow Automotive Pre-Tax Profits** $ 0.1 $1.9 Capital Spending (1.4) (2.6) Depreciation and Amortization 1.6 3.2 Changes in Receivables, Inventory, and Trade Payables (1.4) (1.0) Other -- Primarily Expense and Payment Timing Differences 1.2 0.9 Total Auto. Op.-Related Cash Flow (Excl. Contrib. and Tax Refunds) $ 0.1 $ 2.4 Pension Contributions (0.3) (1.5) Tax Refunds 0 0 Total Automotive Operating-Related Cash Flow $(0.2) $ 0.9 Other Cash Flow Capital Transactions w / Financial Services Sector 1.0 1.9 Divestitures 0.1 0.4 Dividend to Shareholders (0.2) (0.4) All Other -- Primarily Change in Automotive Debt (0.4) (1.9) Total Change in Gross Cash $ 0.3 $ 0.9 * See Appendix (pages 13 and 14 of 14) for reconciliation to GAAP ** Excluding special items, see Appendix (page 3 of 14) for reconciliation to GAAP 1st Half (Bils.)

AUTOMOTIVE SECTOR SHUTDOWN WORKING CAPITAL -- FINANCING COMPLETED Vacation and holiday production shutdowns occur during the summer and at year end During these periods, wholesale revenues are not generated In the past, cash reserves funded disbursements New bank facility reduces automotive cash required to support the shutdown periods A portion of existing cash reserves to be deployed to address longer-term liabilities (pension and healthcare funding, and debt retirement) We will contribute $1.5 billion to our long-term VEBA this month

FINANCIAL SERVICES SECTOR SECOND QUARTER 2004 PROFITS / (LOSS) Memo: B / (W) 2003 $844 $761 $87 $(4) Total Credit Hertz Other 1559 1422 144 -7 Pre-Tax Profits / (Loss) by Segment (Mils.) $1,559 Total Hertz Ford Credit Other Financial Services $1,422 $144 $(7)

2003 2004 Credit Loss Lease Financing Sales of Other East 661 1422 466 193 144 -91 49 2003 2004 $661 $1,422 Pre-Tax Profits (Mils.) Credit Loss Performance Other Financing Margin Other FINANCIAL SERVICES SECTOR 2004 SECOND QUARTER FORD CREDIT PRE-TAX PROFITS COMPARED WITH 2003 SECOND QUARTER $466 $193 $(91) $761 $49 Income from Sales of Receivables $144 Lease Residual Performance

AUTOMOTIVE SECTOR 2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS Planning Assumptions Industry Volume (SAAR) -- U.S. 17.0 million units 16.9 17.0 -- Europe 16.9 million units 17.3 17.2 Operational Metrics Quality Improve in all regions On track On track Market Share Flat or improve in all regions Mixed Mixed Automotive Cost Performance* Improve by at least $0.5 billion $0.6 billion Better Capital Spending $7 billion $2.6 billion Lower Operating-Related Cash Flow** $1.2 billion positive $2.4 billion On track * At constant volume, mix, and exchange; excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see Slide 17 for calculation and Appendix (pages 13 and 14 of 14) for reconciliation to GAAP Full Year Outlook Base 2004 Milestone First Half

AUTOMOTIVE SECTOR PRODUCTION OUTLOOK First Quarter Actual 1,008 (24) 437 22 203 26 Second Quarter Actual 950 (58) 473 72 196 14 Third Quarter Forecast 755 (31) 360 29 145 0 Units (000) B / (W) 2003 (000) North America Europe P.A.G. Units (000) B / (W) 2003 (000) Units (000) B / (W) 2003 (000)

TOTAL COMPANY THIRD QUARTER AND FULL YEAR EARNINGS PER SHARE GUIDANCE* First Quarter $ 0.96 $ 0.51 Second Quarter 0.61 0.39 Third Quarter 0.00 - 0.05 (0.15) - (0.10) Full Year $1.80 - 1.90 $ 0.66 - 0.76 * Excluding special items; EPS based on income from continuing operations. Special items presently estimated for the full year at $0.08 per share EPS 2004 B / (W) 2003

TOTAL COMPANY SECOND HALF AND FULL YEAR GUIDANCE -- SPECIAL ITEMS European Restructuring $ - $ (49) $ (32) $(0.01) Fuel Cell Technology Restructuring (110)* (230) (150) (0.07) Disposition of Non-Core Businesses - 17 11 0 ** Total Special Items $(110) $(262) $(171) $(0.08) Memo: Discontinued Operations $ (20) $(0.01) * Estimate -- actual amount contingent upon the restructuring and revaluation of our Ballard investment ** Less than $0.01 Pre-Tax Profits (Mils.) Pre-Tax Profits (Mils.) Earnings Per Share 2nd Half After-Tax Profits (Mils.) Full Year

TOTAL COMPANY 2004 FINANCIAL MILESTONES Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 On track / Better South America (0.1) - 0 On track Europe / P.A.G. Europe (0.2) - (0.1) On track / Better P.A.G. 0.5 - 0.6 Worse Asia Pacific and Africa / Mazda 0 - 0.1 On track Total Automotive $ 0.9 - $1.1 On track Financial Services 2.6 - 2.7 Better Total Company $ 3.5 - $3.8 Better * Excluding special items Milestone* (Bils.) Full Year Outlook

SAFE HARBOR Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

APPENDIX

TOTAL COMPANY CALCULATION OF DILUTED EARNINGS PER SHARE Net Income (Mils.) Numerator After-Tax Profits $1,165 $1,253 Impact on Income from assumed conversion of convertible preferred securities 48 48 Income for diluted EPS $1,213 $1,301 Denominator Average shares outstanding 1,831 1,831 Net issuable / (returnable) shares, primarily stock options 13 13 Convertible preferred securities 282 282 Average shares for diluted EPS 2,126 2,126 Diluted EPS $0.57 $0.61 Appendix 1 of 14 Cont. Ops. -- Excl. Special Items (Mils.) Second Quarter 2004

TOTAL COMPANY INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED WITH NET INCOME After-Tax Profits (Mils.) First Half 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See Appendix (page 1 of 14) for calculation ** Less than $0.01 Income from Continuing Operations Excluding Special Items $ 4,543 $3,236 $ 1.57 Special Items - European Restructuring $ (49) $ (32) $(0.01) - Fuel Cell Technology Restructuring (120) (78) (0.04) - Disposition of Non-Core Businesses 17 11 0 ** Income from Continuing Operations $4,391 $3,137 $ 1.52 Discontinued Operations - (20) (0.01) Net Income $4,391 $3,117 $ 1.51 Pre-Tax Profits (Mils.) Appendix 2 of 14

TOTAL COMPANY 2003 - 2004 SECOND QUARTER PRE-TAX RESULTS North America $ 445 $ 335 $ -- $(120) $ 445 $ 455 South America (69) 22 -- -- (69) 22 Total Americas $ 376 $ 357 $ -- $(120) $ 376 $ 477 Europe $(525) $ 191 $ -- $ (20) $(525) $ 211 P.A.G. 166 (362) -- -- 166 (362) Total Europe / P.A.G. $(359) $ (171) $ -- $ (20) $(359) $ (151) Asia Pacific and Africa $ (28) $ (5) $ -- $ -- $ (28) $ (5) Mazda & Assoc. Operations 45 60 -- -- 45 60 Total AP and Africa / Mazda $ 17 $ 55 $ -- $ -- $ 17 $ 55 Other Automotive (31) (298) -- -- (31) (298) Total Automotive $ 3 $ (57) $ -- $(140) $ 3 $ 83 Financial Services 715 1,559 -- -- 715 1,559 Total Company $ 718 $1,502 $ -- $(140) $ 718 $1,642 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) Appendix 3 of 14

AUTOMOTIVE SECTOR SECOND QUARTER AUTOMOTIVE SUMMARY Appendix 4 of 14 * 2004 includes effect of FIN46 (both U.S. and Europe) ** Excluding special items; see Appendix (pages 3 of 14) for reconciliation to GAAP North America 982 919 $20,698 $20,501 $ 445 $ 455 South America 49 67 435 665 (69) 22 Total Americas 1,031 986 $21,133 $21,166 $ 376 $ 477 Europe 407 453 $5,160 $6,735 $(525) $ 211 P.A.G. 197 201 6,439 6,941 166 (362) Total Europe / P.A.G. 604 654 $11,599 $13,676 $(359) $(151) Asia Pacific and Africa 83 108 $1,410 $1,877 $ (28) $ (5) Mazda and Assoc. Operations -- -- -- -- 45 60 Total AP and Africa / Mazda 83 108 $1,410 $1,877 $ 17 $ 55 Other Automotive -- -- -- -- (31) (298) Total Automotive 1,718 1,748 $34,142 $36,719 $ 3 $ 83 2003 (000) 2004 (000) Vehicle Unit Sales Revenue* Pre-Tax Profits** 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.)

AUTOMOTIVE SECTOR 2004 SECOND QUARTER MARKET RESULTS U.S. Industry SAAR (Mils.) 16.9 0.3 Market Share (Pct.) - Ford and Lincoln Mercury 18.1% (1.2) Pts. - Premier Automotive Group 1.3 - Total U.S. Market Share 19.4% (1.2) Pts. Net Pricing (Pct.)* 1.2% 3.9 % Europe Industry SAAR (Mils.) 17.4 0.6 Market Share (Pct.) - Ford 8.6% 0.1 Pts. - Premier Automotive Group 2.4 0.2 Total Europe Market Share 11.0% 0.3 Pts. Net Pricing (Pct.)* 0.2% 2.8 % Other Regions Ford Brand Market Share (Pct.) - Brazil 11.1% (0.6) Pts. - Australia 13.7 0.1 * Excludes P.A.G. brand vehicles; calculated at constant volume and exchange Amount B / (W) 2003 Appendix 5 of 14

AUTOMOTIVE SECTOR RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Automotive Sales 2004* $20,501 $22,308 $6,735 $14,868 2003 20,698 21,077 5,160 12,678 2004 B / (W) Than 2003 $ (197) $ 1,231 $1,575 $ 2,190 Explanation of Change (Pct.) Mix, Exchange, Other 4.7% 17.1 % Net Pricing 1.2 0.2 Total 5.9% 17.3 % North America (Mils.) (Per Unit) Second Quarter Europe (Per Unit) (Mils.) Appendix 6 of 14 * Revenue includes effect of FIN46 in Second Quarter

AUTOMOTIVE SECTOR EUROPE MARKET DEFINITIONS Major 19 Markets Britain Germany France Italy Spain Austria Belgium Czech Republic Denmark Finland Greece Hungary Ireland Netherlands Norway Poland Portugal Sweden Switzerland Other European Markets Includes Turkey, Russia, Bulgaria, Romania, Yugoslavia, Slovakia and various other Eastern European, Baltic and Mediterranean markets

AUTOMOTIVE SECTOR COSTS AND EXPENSES Total Cost and Expenses $34,116 $36,676 $(2,560) Select Cost Items Included Above: Depreciation $ 644 $ 811 $ (167) Amortization 667 799 (132) Post-Retirement Expense 790 799 (9) 2003 (Mils.) 2004 (Mils.) 2004 B / (W) 2003 (Mils.) Second Quarter Appendix 8 of 14

Receivables (Bils.) On-Balance Sheet $133 $129 Securitized Off-Balance Sheet 56 46 Managed $189 $175 Credit Losses (Mils.) On-Balance Sheet $451 $332 Managed 623 446 Loss-to-Receivables Ratio On-Balance Sheet 1.50% 1.07 % Managed - U.S. Retail and Lease 1.72 1.16 - Worldwide Total 1.32 1.02 Allow. for Credit Losses Worldwide Amount (Bils.) $3.2 $2.7 Pct. Of EOP Receivables 2.43% 2.05 % Leverage (To 1)** Financial Statement 11.3 11.4 Managed 12.9 12.7 Dividend (Mils.) $900 $1,000 2003 2004 Key Metrics Net Income (Mils.) $401 $897 ROE 12.3% 29.5% 2003 2004 East 661 1422 4Q 594 839 Pre-Tax Profits (Mils.) 2nd Qtr. 2003 2nd Qtr. 2004 $661 $1,422 Second Quarter * Explanation of Improvement Credit Loss Performance $466 Lease Residual Performance 193 Other Financing Margin 144 Income from Sales of Receivables (91) Other 49 Total Improvement $761 Appendix 9 of 14 FINANCIAL SERVICES SECTOR FORD CREDIT RESULTS AND METRICS -- SECOND QUARTER * Includes credit losses on reacquired receivables; 1.44% in 2003 and 1.03% in 2004 excluding credit losses on reacquired receivables ** See Appendix (pages 10 and 12 of 14) for calculation, definitions and reconciliation

FINANCIAL SERVICES SECTOR FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below: Managed Receivables -- receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Credit sold in whole-loan sale transactions (i.e., receivables for which Ford Credit has no continuing exposure or risk of loss) Managed Credit Losses -- credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit Appendix 10 of 14

FINANCIAL SERVICES SECTOR FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio Appendix 11 of 14

Total Debt* $146.2 $138.3 Total Securitized Receivables Outstanding** 56.0 45.8 Retained Interest in Securitized Receivables (14.5) (16.4) Adjustments for Cash and Cash Equivalents (9.7) (8.8) Adjustments for SFAS 133 (6.6) (3.2) Adjusted Debt $171.4 $155.7 Total Stockholder's Equity (incl. minority interest) $12.9 $12.1 Adjustments for SFAS 133 0.4 0.1 Adjusted Equity $13.3 $12.2 Managed Leverage to 1*** 12.9 12.7 Financial Statement Leverage = Total Debt / Equity 11.3 11.4 * Includes $11.3 billion and $9.9 billion in 2003 and 2004 respectively of debt issued by securitization investors which is payable solely out of collections of receivables supporting the securitization and is not the legal obligation of Ford Credit ** Off-balance sheet only *** Adjusted Debt / Adjusted Equity June 30, 2003 (Bils.) June 30, 2004 (Bils.) Leverage Calculation FINANCIAL SERVICES SECTOR FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Appendix 12 of 14

AUTOMOTIVE SECTOR GROSS CASH RECONCILIATION TO GAAP Appendix 13 of 14 Cash and Cash Equivalents $ 5.4 $ 5.9 $ 0.5 $ 7.5 Marketable Securities 10.8 11.6 0.8 15.0 Loaned Securities 5.7 5.3 (0.4) 4.6 Total Cash / Market. Sec. $21.9 $22.8 $ 0.9 $27.1 Short-Term VEBA 4.0 4.0 0 1.6 Gross Cash $25.9 $26.8 $ 0.9 $28.7 June 30, 2004 B / (W) Dec. 31 2003 (Bils.) June 30 2004 (Bils.) Dec. 31 2003 (Bils.) Memo: June 30 2003 (Bils.)

Appendix 14 of 14 AUTOMOTIVE SECTOR OPERATING-RELATED CASH FLOW RECONCILIATION TO GAAP Cash Flow from Operating Activities before Securities Trading* $ 2.6 $ 1.0 $ 3.6 Items Included in Operating-Related Cash Flow Capital Expenditures $ (1.2) $ (1.4) $ (2.6) Net Transactions Between Automotive and Financial Services Sectors** (0.1) 0.6 0.5 Other (0.2) (0.4) (0.6) Total Reconciling Items $ (1.5) $ (1.2) $ (2.7) Automotive Operating-Related Cash Flow $ 1.1 $ (0.2) $ 0.9 1st Qtr. (Bils.) * As shown in our sector statement of cash flow for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flow 1st Half (Bils.) 2004 2nd Qtr. (Bils.)

EXHIBIT 99.9

SECOND QUARTER 2004 FIXED INCOME PRESENTATION July 20, 2004

Earnings Per Share Net Income $ 0.57 $0.35 $ 1.51 $ 0.84 Continuing Ops. -- Excl. Special Items 0.61 0.39 1.57 0.90 After-Tax Profits (Mils.) Net Income $1,165 $ 748 $3,117 $1,804 Continuing Ops. -- Excl. Special Items 1,253 827 3,236 1,909 Memo: Tax Rate 20% 15 Pts. 26% 1 Pt. Pre-Tax Profits (Mils.) Incl. Special Items $1,502 $ 784 $4,391 $2,333 Excl. Special Items 1,642 924 4,543 2,485 Revenue (Bils.) Total Sales and Revenue $ 42.8 $ 2.2 $ 87.5 $ 6.1 Automotive Sales 36.7 2.6 75.5 7.2 Vehicle Unit Sales (000) 1,748 30 3,533 109 Automotive Cash, Marketable and Loaned Securities and Short-term VEBA* (Bils.) Gross** $ 26.8 $ (1.9) $ 26.8 $ (1.9) Net of Senior Debt 13.1 (1.1) 13.1 (1.1) Operating-Related Cash Flow*** 0.1 (0.7) 2.4 0.6 SECOND QUARTER AND FIRST HALF RESULTS 2004 B / (W) 2003 Second Quarter * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See appendix for calculation and reconciliation to GAAP *** Before pension and long-term VEBA contributions and tax refunds; see appendix for calculation and reconciliation to GAAP 2004 B / (W) 2003 First Half

2004 PLANNING ASSUMPTIONS AND OPERATIONAL METRICS Planning Assumptions Industry Volume (SAAR) -- U.S. 17.0 million units 16.9 17.0 -- Europe 16.9 million units 17.3 17.2 Operational Metrics Quality Improve in all regions On track On track Market Share Flat or improve in all regions Mixed Mixed Automotive Cost Performance* Improve by at least $0.5 billion $0.6 billion Better Capital Spending $7 billion $2.6 billion Lower Operating-Related Cash Flow** $1.2 billion positive $2.4 billion On track * At constant volume, mix, and exchange; excluding special items ** Before pension and long-term VEBA contributions and tax refunds; see appendix for calculation and reconciliation to GAAP Full Year Outlook Base 2004 Milestone First Half

2004 FINANCIAL MILESTONES Pre-Tax Income Automotive Americas North America $ 1.5 - $1.7 On track / Better South America (0.1) - 0 On track Europe / P.A.G. Europe (0.2) - (0.1) On track / Better P.A.G. 0.5 - 0.6 Worse Asia Pacific and Africa / Mazda 0 - 0.1 On track Total Automotive $ 0.9 - $1.1 On track Financial Services 2.6 - 2.7 Better Total Company $ 3.5 - $3.8 Better * Excluding special items Milestone* (Bils.) Full Year Outlook

FORD CREDIT RESULTS AND METRICS -- SECOND QUARTER Receivables (Bils.) On-Balance Sheet $133 $129 Securitized Off-Balance Sheet 56 46 Managed $189 $175 Credit Losses (Mils.) On-Balance Sheet $451 $332 Managed 623 446 Loss-to-Receivables Ratio On-Balance Sheet 1.50% 1.07 % Managed - U.S. Retail and Lease 1.72 1.16 - Worldwide Total 1.32 1.02 Allow. for Credit Losses Worldwide Amount (Bils.) $3.2 $2.7 Pct. Of EOP Receivables 2.43% 2.05 % Leverage (To 1)** Financial Statement 11.3 11.4 Managed 12.9 12.7 Dividend (Mils.) $900 $1,000 2003 2004 Key Metrics Net Income (Mils.) $401 $897 ROE 12.3% 29.5% 2003 2004 East 661 1422 4Q 594 839 Pre-Tax Profits (Mils.) 2nd Qtr. 2003 2nd Qtr. 2004 $661 $1,422 Second Quarter * Includes credit losses on reacquired receivables; 1.44% in 2003 and 1.03% in 2004 excluding credit losses on reacquired receivables ** See Appendix for calculation, definitions and reconciliation * Explanation of Improvement Credit Loss Performance $466 Lease Residual Performance 193 Other Financing Margin 144 Income from Sales of Receivables (91) Other 49 Total Improvement $761

Q2 Q3 Q4 Q104 Q204 Worldwide Managed 0.0132 0.0145 0.0185 0.011 0.0091 Worldwide Owned 0.015 0.0152 0.0204 0.0111 0.0097 Managed Reserves as Pct. Of EOP Receivables Q2 Q3 Q4 Q104 Q204 Ford Credit U.S. Managed LTR 0.0172 0.0186 0.0215 0.0151 0.0116 Ford Credit U.S. Owned 0.0196 0.0191 0.0218 0.0149 0.0121 Managed Reserves as Pct. Of EOP Receivables CREDIT LOSS METRICS Managed Q2 Q3 Q4 Q104 Q204 Owned 451 466 634 335 332 Securitized 172 202 202 158 114 Worldwide Managed Credit Losses - Charge-Offs (Mils.) On-Balance Sheet Securitized Off-Balance Sheet $623 $668 Q2 Q3 Q4 Q1 2004 Q2 Q2 Q3 Q4 Q1 2004 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio On-Balance Sheet* Managed Worldwide Loss-to-Receivables Ratio On-Balance Sheet* Q2 2003 2003 $836 * Includes credit losses on reacquired receivables; see appendix for ratios excluding losses on reacquired receivables **Acceleration of charge-offs on non-U.S. delinquent accounts to 120 days Q2 Q3 Q4 Q1 Q2 $493 $446 ** $106 2004 2003 1.07% 1.21% 1.16% $332

Q2 Q3 Q4 Q104 Q204 Worldwide Owned 45 51 53 46 37 Q2 Q3 Q4 Q104 Q204 Worldwide Owned 2.91 3.44 3.68 3.24 2.72 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE* Q2 Q3 Q4 1Q04 2Q04 NON-BANKRUPT 0.0033 0.0038 0.0027 0.0021 0.0015 Over-60-Day Delinquencies Repossessions (000) Q2 Q3 Q4 Q104 Q204 Worldwide Owned 7500 7200 7300 6750 6450 Q2 Q3 Q4 Q1 Loss Severity Q2 Q1 Q2 Q3 Q4 2004 Q2 2.91% 3.44% 3.68% 3.24% 2.72% Memo: New Bankruptcy Filings (000) 30 27 23 23 23 * On a serviced basis Q2 Q3 Q4 Q1 Q2 2003 Repo. Ratio 2004 2003 2004 2003

Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004 RR 24-Month 0.76 0.72 0.68 0.65 0.58 RR 36-Month 0.72 0.69 0.66 0.66 0.59 LEASE RESIDUAL PERFORMANCE Auction values in the Second Quarter were up $820 for 24-month leases and $800 for 36-month leases from a year ago, reflecting improved used vehicle market conditions. They were up $270 and $210 from the First Quarter, respectively. In the Second Quarter, the 24-month and 36-month lease return rates were lower than a year ago by 18 percentage points and 13 percentage points respectively, reflecting the improved auction values, lower lease-end values and lower termination volumes. Our worldwide investment in operating leases was down $5 billion (19%) from a year ago, reducing future residual exposure. Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004 AV 24-Month 13550 13930 13550 14100 14370 AV 36-Month 10960 11240 10950 11550 11760 Ford Credit U.S. Auction Values (At Q2 2004 Mix) Ford Credit U.S. Lease Return Rates 36-Month 24-Month Q1 Q2 Q2 Q3 Q4 36-Month 24-Month Memo: WW Net Investment in Operating Leases (in billions) $26.6 $24.5 $23.2 $22.0 $21.6 Q1 Q2 Q2 Q3 Q4 2004 2003 2004 2003

PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook/ Trend Short- Term Dominion Bond Rating BBB (high) Stable R-1 (low) Service Fitch Ratings BBB+ Stable F2 Moody's Investors Service Ford Motor Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB- Stable A-3

SHUTDOWN WORKING CAPITAL -- FINANCING COMPLETED Vacation and holiday production shutdowns occur during the summer and at year end During these periods, wholesale revenues are not generated In the past, cash reserves funded disbursements New bank facility reduces automotive cash required to support the shutdown periods A portion of existing cash reserves to be deployed to address longer-term liabilities (pension and healthcare funding, and debt retirement)

AUTOMOTIVE BALANCE SHEET -- IMPROVEMENTS Long- Term VEBA Contributions $ 2.0 $ 0 $ 1.5 Pension Fund Contributions U.S. $ 2.0 $ 0 Non-U.S. 0.8 1.5 Subtotal $ 2.8 $1.5 Changes in Debt U.S. Senior Retirements $ 0.9 $1.0 Subordinated Retirements 0 0.7 Retail Issuance (0.7) 0 Non-U.S. (0.2) 0.2 Subtotal $ 0 * $1.9 Total $ 4.8 $3.4 * Excludes increases in debt related to adoption of FIN46 in 2003 (TOPrS I $0.7 billion; TOPrS II $5.2 billion; other subsidiaries $0.8 billion) 2003 (Bils.) First Half 2004 (Bils.) Planned Second Half 2004 (Bils.) Specific Actions To Be Determined About $2 billion

FORD CREDIT FUNDING STRUCTURE 2001 2002 2003 2004 Equity 13 14 12.7 12 11 Term Debt/Other 132 129 134 122 114 Securitization 34 36 30 25 26 ABS CP 12 17 15 16 19 Commercial Paper 16 8 6 8 8 Overborrow -3 -7 -16 -8 -9 Equity Unsecured Commercial Paper Asset-Backed Commercial Paper $197 $175 $25 $129 $123 $14 $12 Year End 2002 Year End 2003 Forecast YE 2004 $17 $36 Funding of Managed Receivables (Billions) Securitized Funding as Percentage of Managed Receivables 27% 25% 24% 25% - 30% June 30, 2004 $15 $30 $134 $13 Term Asset-Backed Securities Term Debt and Other $16 Cash and Cash Equivalents $9 $8 $6 $7 $16 $182 ~ $170 $24-28 $110-116 $11-12 $8-10 $8-10 $18-20 $8

Debt Institutional $ 11 $ 15 $ 3 - 4 $2 $ 1 - 2 Retail 3 4 4 - 5 3 1 - 2 Total Debt $ 14 $ 19 $ 7 - 9 $5 $ 2 - 4 Securitization* 17 11 6 - 10 3 3 - 7 Total $ 31 $ 30 $ 13 - 19 $8 $ 5 - 11 FORD CREDIT PUBLIC TERM FUNDING PLAN 2002 Actual (Bils.) Transaction Type * Reflects new bonds issued; excludes asset sales to commercial paper conduits, whole-loan sales, and other structured financings Actual (Bils.) 2003 Actual First Half (Bils.) Full Year Forecast (Bils.) Remaining (Bils.) 2004 Memo: Prior Forecast $16 - 22

Renewed bank lines for an additional year $800 million decrease is explained by ~ $1 billion in new credit lines offset by $1.7 billion in terminated or reduced lines by year end Majority of commitments remain five-year evergreen facilities Maintained no rating triggers, MAC clause or financial covenants Bank-sponsored conduit capacity of $11.8 billion; $8.1 billion unused as of June 30 (not shown). 7/1/2003 7/1/2004 Non-global 2.3 2.1 Ford 6.8 6.7 FCE Bank 3.2 2.7 Ford Credit 3.3 3.9 Asset-Backed CP 18.6 17.9 BACK-UP CREDIT FACILITIES REMAIN STRONG Dec. 31, 2003 Projected Dec. 31, 2004 Billions * Ford lines may be used by Ford Credit and/or FCE at Ford's option ** Excludes Ford Automotive non-global credit facilities of $0.2 billion and $0.3 billion at year-end 2003 and 2004 respectively $32.3 ABCP Lines (FCAR & Motown) $33.1 Ford * FCE Bank Global Lines Ford Credit Non-global Lines**

Unsecured CP Bank Lines FCAR Motown Conduits Total Back-up liquidity 8 1.1 9.2 7 25.3 Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 13.3 1.1 17.5 0.4 8.1 8.8 49.2 FORD CREDIT LIQUIDITY PROGRAMS Liquidity Global Other Bank FCAR Motown Unused Cash & Cash Total Lines Lines Lines Lines Conduits Equivalents Utilization of Liquidity Unsecured Bank FCAR Motown Total CP Lines Notes Liquidity exceeds utilization by $23.9 billion Motown Notes can be increased by an additional $1.5 billion with existing credit lines Billions at June 30, 2004 Billions at June 30, 2004 Committed Credit Facilities = $32.3 Billion** * * Includes $6.7 billion of Ford bank lines that Ford Credit and/or FCE can use at Ford's option ** Projected 2004 year end *** Supported by a bank liquidity facility equal to at least 100% or 5% of the principal amount of FCAR and Motown Notes respectively $49.2 *** ***

Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Assets 62 72 92 116 138 Liabilities 24 29 47 73 117 LIQUIDITY PROFILE OF FORD CREDIT'S BALANCE SHEET Cumulative Maturities - As of June 30, 2004 -- (Billions) U.S., Europe, and Canada only Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Interest Earning Assets (excluding On-Balance Sheet Securitized) and Cash at Face Value Interest Bearing Debt (excluding On-Balance Sheet Securitization Debt) at Face Value

SECOND QUARTER 2004 SUMMARY Ford Earnings per share of $0.61 from continuing operations, excluding special items, and net income of $0.57 per share Continued strong automotive liquidity Successfully completed shutdown period financing Ford Credit Record earnings Credit losses down Lease business improving Managed leverage at 12.7 to 1, continue to target 13-14 to 1 range Strong liquidity, with ample access to unsecured and asset-backed funding sources

SAFE HARBOR Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

APPENDIX

CALCULATION OF DILUTED EARNINGS PER SHARE Net Income (Mils.) Numerator After-Tax Profit $1,165 $1,253 Impact on Income from assumed conversion of convertible preferred securities 48 48 Income for diluted EPS $1,213 $1,301 Denominator Average shares outstanding 1,831 1,831 Net issuable / (returnable) shares, primarily stock options 13 13 Convertible preferred securities 282 282 Average shares for diluted EPS 2,126 2,126 Diluted EPS $0.57 $0.61 Cont. Ops. -- Excl. Special Items (Mils.) Second Quarter 2004 - Appendix page 1 -

SECOND QUARTER INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED WITH NET INCOME After-Tax Profits (Mils.) Second Quarter 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See appendix for calculation ** Less than $0.01 Income from Continuing Operations Excluding Special Items $ 1,642 $1,253 $ 0.61 $ 1.57 Special Items - European Restructuring $ (20) $ (13) $ 0 $(0.01) - Fuel Cell Technology Restructuring (120) (78) (0.04) (0.04) - Disposition of Non-Core Businesses - - - 0 Income from Continuing Operations $1,502 $1,162 $ 0.57 $ 1.52 Discontinued Operations - 3 0 (0.01) Net Income $1,502 $1,165 $ 0.57 $ 1.51 Pre-Tax Profits (Mils.) Memo: 1st Half Earnings Per Share - Appendix page 2 - **

FIRST HALF INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS COMPARED WITH NET INCOME After-Tax Profits (Mils.) First Half 2004 Earnings Per Share* * Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest. See appendix for calculation ** Less than $0.01 Income from Continuing Operations Excluding Special Items $ 4,543 $3,236 $ 1.57 Special Items - European Restructuring $ (49) $ (32) $(0.01) - Fuel Cell Technology Restructuring (120) (78) (0.04) - Disposition of Non-Core Businesses 17 11 0 ** Income from Continuing Operations $4,391 $3,137 $ 1.52 Discontinued Operations - (20) (0.01) Net Income $4,391 $3,117 $ 1.51 Pre-Tax Profits (Mils.) - Appendix page 3 -

2003 - 2004 SECOND QUARTER PRE-TAX RESULTS North America $ 445 $ 335 $ -- $(120) $ 445 $ 455 South America (69) 22 -- -- (69) 22 Total Americas $ 376 $ 357 $ -- $(120) $ 376 $ 477 Europe $(525) $ 191 $ -- $ (20) $(525) $ 211 P.A.G. 166 (362) -- -- 166 (362) Total Europe / P.A.G. $(359) $ (171) $ -- $ (20) $(359) $ (151) Asia Pacific and Africa $ (28) $ (5) $ -- $ -- $ (28) $ (5) Mazda & Assoc. Operations 45 60 -- -- 45 60 Total AP and Africa / Mazda $ 17 $ 55 $ -- $ -- $ 17 $ 55 Other Automotive (31) (298) -- -- (31) (298) Total Automotive $ 3 $ (57) $ -- $(140) $ 3 $ 83 Financial Services 715 1,559 -- -- 715 1,559 Total Company $ 718 $1,502 $ -- $(140) $ 718 $1,642 2003 (Mils.) 2004 (Mils.) Pre-Tax Profits (Incl. Special Items) Special Items Pre-Tax Profits (Excl. Special Items) 2003 (Mils.) 2004 (Mils.) 2003 (Mils.) 2004 (Mils.) - Appendix page 4 -

2004 SECOND QUARTER AUTOMOTIVE CASH* 2nd Quarter (Bils.) Cash, Marketable and Loaned Securities, Short-Term VEBA Assets June 30, 2004 $26.8 $26.8 March 31, 2004 / December 31, 2003 26.5 25.9 Change in Gross Cash $ 0.3 $ 0.9 Operating-Related Cash Flow Automotive Pre-Tax Profits** $ 0.1 $1.9 Capital Spending (1.4) (2.6) Depreciation and Amortization 1.6 3.2 Changes in Receivables, Inventory, and Trade Payables (1.4) (1.0) Other -- Primarily Expense and Payment Timing Differences 1.2 0.9 Total Auto. Op.-Related Cash Flow (Excl. Contrib. and Tax Refunds) $ 0.1 $ 2.4 Pension Contributions (0.3) (1.5) Tax Refunds 0 0 Total Automotive Operating-Related Cash Flow $(0.2) $ 0.9 Other Cash Flow Capital Transactions w / Financial Services Sector 1.0 1.9 Divestitures 0.1 0.4 Dividend to Shareholders (0.2) (0.4) All Other -- Primarily Change in Automotive Debt (0.4) (1.9) Total Change in Gross Cash $ 0.3 $ 0.9 * See appendix for reconciliation to GAAP ** Excluding special items, see appendix for reconciliation to GAAP 1st Half (Bils.) - Appendix page 5 -

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.4 $ 5.9 $ 0.5 $ 7.5 Marketable Securities 10.8 11.6 0.8 15.0 Loaned Securities 5.7 5.3 (0.4) 4.6 Total Cash / Market. Sec. $21.9 $22.8 $ 0.9 $27.1 Short-Term VEBA 4.0 4.0 0 1.6 Gross Cash $25.9 $26.8 $ 0.9 $28.7 June 30, 2004 B / (W) Dec. 31 2003 (Bils.) June 30 2004 (Bils.) Dec. 31 2003 (Bils.) Memo: June 30 2003 (Bils.) - Appendix page 6 -

AUTOMOTIVE OPERATING-RELATED CASH FLOW RECONCILIATION TO GAAP Cash Flow from Operating Activities before Securities Trading* $ 2.6 $ 1.0 $ 3.6 Items Included in Operating-Related Cash Flow Capital Expenditures $ (1.2) $ (1.4) $ (2.6) Net Transactions Between Automotive and Financial Services Sectors** (0.1) 0.6 0.5 Other (0.2) (0.4) (0.6) Total Reconciling Items $ (1.5) $ (1.2) $ (2.7) Automotive Operating-Related Cash Flow $ 1.1 $ (0.2) $ 0.9 1st Qtr. (Bils.) * As shown in our sector statement of cash flow for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flow 1st Half (Bils.) 2004 2nd Qtr. (Bils.) - Appendix page 7 -

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables -- receivables reported on Ford Credit's balance sheet and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service Serviced Receivables -- includes managed receivables and receivables Ford Credit sold in whole-loan sale transactions (i.e., receivables for which Ford Credit has no continuing exposure or risk of loss) Managed Credit Losses -- credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Impact of On-Balance Sheet Securitization -- retail installment receivables reported on Ford Credit's balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit. - Appendix page 8 -

FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Off-Balance Sheet Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest in Securitized Off-Balance Sheet Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio - Appendix page 9 -

PRE-TAX INCOME EFFECT OF RECEIVABLES SALES ACTIVITY 2004 (Mils.) Second Quarter 2003 (Mils.) Net Gain on Sales of Receivables $ 51 $ 69 Servicing Fees 179 111 Interest Income from Retained Securities 197 166 Excess Spread and Other 245 235 Investment and Other Income Related to Sales of Receivables $ 672 $ 581 Less: Whole-loan Income (48) (32) Income Related to Off-Balance Sheet Securitizations $ 624 $ 549 Retail Revenue $ 951 $ 663 Wholesale Revenue 297 284 Total Financing Revenue $ 1,248 $ 947 Borrowing Cost (390) (244) Net Financing Margin $ 858 $ 703 Credit Losses (153) (101) Income Before Income Taxes $ 705 $ 602 Recalendarization Impact of Off-Balance Sheet Securitizations $ (81) $ (53) Investment and Other Income Related to Off- Balance Sheet Securitizations Earnings Impact if Reported on Balance Sheet - Appendix page 10 -

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt* $146.2 $138.3 Total Securitized Receivables Outstanding** 56.0 45.8 Retained Interest in Securitized Receivables (14.5) (16.4) Adjustments for Cash and Cash Equivalents (9.7) (8.8) Adjustments for SFAS 133 (6.6) (3.2) Adjusted Debt $171.4 $155.7 Total Stockholder's Equity (incl. minority interest) $12.9 $12.1 Adjustments for SFAS 133 0.4 0.1 Adjusted Equity $13.3 $12.2 Managed Leverage to 1*** 12.9 12.7 Financial Statement Leverage = Total Debt / Equity 11.3 11.4 * Includes $11.3 billion and $9.9 billion in 2003 and 2004 respectively of debt issued by securitization investors which is payable solely out of collections of receivables supporting the securitization and is not the legal obligation of Ford Credit. ** Off-balance sheet only *** Adjusted Debt / Adjusted Equity June 30, 2003 (Bils.) June 30, 2004 (Bils.) Leverage Calculation - Appendix page 11 -

Worldwide Loss-to-receivable Ratio Managed 1.32 1.45 1.85 1.10 1.02 On Balance Sheet* 1.50 1.52 2.04 1.11 1.07 On Balance Sheet Excl. Losses on Reacquired Receivables 1.44 1.40 1.93 1.03 1.03 Ford Credit U.S. Retail and Lease Loss-to-receivable Ratio Managed 1.72 1.86 2.15 1.51 1.16 On Balance Sheet* 1.96 1.91 2.18 1.49 1.21 On Balance Sheet Excl. Losses on Reacquired Receivables 1.84 1.69 1.98 1.34 1.13 LOSS-TO-RECEIVABLE RATIO, EXCLUDING LOSSES ON REACQUIRED RECEIVABLES Q2 (%) Q3 (%) 2003 2004 Q4 (%) Q1 (%) Q2 (%) - Appendix page 12 - * Includes credit losses on reacquired receivables